Exhibit 10.1

AMENDMENT NO. 2 TO

LETTER AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of January 24, 2024 (the “Effective Date”) to the Letter Agreement (as defined below) is entered into by and among (i) ESGEN Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and (ii) ESGEN LLC, a Delaware limited liability company (“Sponsor”), and (iii) each of the undersigned, including one or more client accounts of Salient Capital Partners, LLC, a Texas limited liability company (each, an “Insider” and, collectively, the “Insiders”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement (as defined below).

WHEREAS, reference is made to that certain Business Combination Agreement (as the same may be amended, supplemented or modified, the “BCA”), dated as of April 19, 2023, by and among the Company, ESGEN OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, the sellers set forth on the signature pages thereto, Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), solely with respect to Section 7.20 and Section 9.03 of the BCA, Sponsor, and Timothy Bridgewater, an individual, in his capacity as the Sellers Representative thereunder, as amended by that certain Amendment No. 1 to Business Combination Agreement, dated as of January 24, 2024;

WHEREAS, the Company, Sponsor and the Insiders are parties to that certain Letter Agreement, dated as of October 22, 2021 (as amended, the “Letter Agreement”), and that certain Amendment to the Letter Agreement, dated as of April 19, 2023;

WHEREAS, the parties hereto desire to further amend the Letter Agreement as set forth herein; and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendments.

(a) Effective as of the Effective Date, Section 5(a) of the Letter Agreement is hereby amended to add the following sentence at the end thereof:

“In addition to the Founder Shares Lock Up, Sponsor and the Insiders agree that they shall not Transfer (other than pursuant to a forfeiture under Section 21(e)), subject to a lien or otherwise encumber any of the Shares Subject to Potential Forfeiture (as defined in Section 21) until two (2) years after the completion of the initial Business Combination.”

(b) Effective as of the Effective Date, a new Section 21 is hereby added to the Letter Agreement as follows:

“21. Forfeiture of Founder Shares and Private Placement Warrants. The Parties hereto agree that:

(a)

Prior to the Other Class B Holder SPAC Share Conversion (as defined in the BCA), Sponsor shall automatically irrevocably surrender and forfeit to the Company for no consideration, as a contribution to capital, 2,361,641 SPAC Class A Shares (as defined in the BCA) (the “Sponsor Forfeited Shares”) that were issued to Sponsor in the Sponsor SPAC Share Conversion (as defined in the BCA);

(b)

In connection with Other Class B Holder SPAC Share Conversion, the number of SPAC Class A Shares otherwise deliverable to the Insiders pursuant to the Other Class B Holder SPAC Share Conversion shall be reduced (pro rata between the Insiders) by an amount equal to 538,359 SPAC Class A Shares (the “Insider Forfeited Shares”, and together with the Sponsor Forfeited Shares, the “Forfeited Shares”), and the Insiders shall automatically irrevocably surrender and forfeit to the Company for no consideration, as a contribution to capital, such Insider Forfeited Shares;

(c)

On the Closing Date prior to the Domestication, Sponsor and the Insiders shall automatically irrevocably surrender and forfeit to the Company for no consideration, as a contribution to capital, all SPAC Private Warrants (as defined in the BCA) held by Sponsor or the Insiders (collectively, the “Forfeited Warrants”);

(d)	Effective upon and subject to the Closing, the Forfeited Shares and the Forfeited Warrants shall be automatically and immediately cancelled; and

(e)

Upon the occurrence of the Triggering Event (as defined in the BCA), Sponsor and the Insiders shall automatically irrevocably surrender and forfeit (pro rata among the Sponsor and each Insider) to the Company for no consideration, as a contribution to capital, 500,000 shares of SPAC Class A Common Stock (as defined in the BCA) (the “Shares Subject to Potential Forfeiture”) (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to the SPAC Class A Common Stock occurring after the closing of the Business Combination and prior to the Triggering Event) that were originally issued to Sponsor in the Sponsor SPAC Share Conversion and to the Insiders in connection with Other Class B Holder SPAC Share Conversion.”

(c) Effective as of the Effective Date, Section 20 is hereby amended and restated in its entirety as follows:

“20. Third Party Beneficiary. The parties acknowledge that Sunergy is entering into the BCA upon reliance of the provisions of this Letter Agreement, together with Amendment No. 1 to Letter Agreement, dated as of April 19, 2023 (“Amendment No. 1”), and Amendment No. 2 to Letter Agreement, dated as of January 24, 2024 (“Amendment No. 2”), and agree that Sunergy is an express third party beneficiary of the provisions of Sections 3 and 5 of this Letter Agreement (as amended by Amendment No. 1 and Amendment No. 2) (and the provisions of Sections 12 through 18 of this Letter Agreement) and Amendment No. 1 and Amendment No. 2, entitled to enforce such provisions of this Letter Agreement, Amendment No. 1 and Amendment No. 2 as if it were a direct party hereto and thereto and shall have the rights of a “party” hereunder and thereunder.”

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Letter Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Letter Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Letter Agreement in the Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Letter Agreement, as amended by this Amendment, and the BCA and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Letter Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. This Amendment shall be construed, interpreted, governed and enforced in a manner consistent with the provisions of the BCA. In the event of any conflict between the terms of the Letter, as amended by this Amendment, and the BCA, the terms of the BCA shall govern. This Letter Agreement may not be changed, amended or modified, except by a written instrument executed by all parties hereto and Sunergy, and no provision hereby may be waived, except in writing signed by the party against whom enforcement of such provision is sought and, with respect to any waiver by the Company, Sunergy. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties, and any purported assignment in violation of this provision shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Amendment shall be binding on the Sponsor, each of the Insiders and each of their respective successors, heirs, personal representatives and assigns and permitted transferees. Other than Sunergy, who is an express third party beneficiary hereunder (and shall have the rights of a “party” under this Amendment, including without limitation the provisions of the Letter Agreement and the BCA incorporated herein), nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The provisions set forth in Sections 10.04 (Severability), 10.07 (Governing Law), 10.08 (Waiver of Jury Trial), 10.9 (Headings), 10.10 (Counterparts), 10.11 (Specific Performance) and 10.12 (No Recourse) and 10.14 (Conflicts and Privilege) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

ESGEN ACQUISITION CORPORATION

By:	/s/ Andrea Bernatova
Name:	Andrea Bernatova
Title:	Chief Executive Officer

ESGEN LLC

By:	/s/ James P. Benson
Name:	James P. Benson
Title:	Authorized Signatory

{Signature Page to Amendment No. 2 to Letter Agreement

/s/ Larry L. Helm
Larry L. Helm

/s/ Mark M. Jacobs
Mark M. Jacobs

/s/ Sanjay Bishnoi
Sanjay Bishnoi

{Signature Page to Amendment No. 2 to Letter Agreement

[Salient Client Accounts Signature Pages Omitted]

{Signature Page to Amendment No. 2 to Letter Agreement

Acknowledged and agreed

as of the Effective Date:

SUNERGY RENEWABLES, LLC

By:	/s/ Tim Bridgewater
Name:	Tim Bridgewater
Title:	CEO/CFO

{Signature Page to Amendment No. 2 to Letter Agreement